UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported)   January 20, 2006

PANAMSAT HOLDING CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-32456	20-1728720
(Commission File Number)	(IRS Employer Identification No.)

20 Westport Road, Wilton, Connecticut 06897
(Address of Principal Executive Offices) (Zip Code)

(203) 210-8000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the  Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.                                      Other Events

On January 20, 2006, PanAmSat Holding Corporation (the “Company”) was informed by the Committee on Foreign Investment in the United States (“CFIUS”) that CFIUS had reviewed a joint voluntary notice delivered to it by the Company and Intelsat Holdings, Ltd. (“Intelsat”) relating to the proposed acquisition (the “Acquisition”) of the Company by Intelsat (Bermuda), Ltd., a subsidiary of Intelsat, and had concluded that there were no issues of national security sufficient to warrant an investigation under Section 721 of the U.S. Defense Production Act of 1950, as amended (commonly referred to as “Exon-Florio”).

Consummation of the Acquisition remains subject to various other conditions, including satisfaction of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, waiting period, receipt of Federal Communications Commission approvals, receipt of financing and other conditions. If the conditions to the Acquisition are satisfied or waived (to the extent permitted by applicable law), we expect to consummate the Acquisition in the second or third quarter of 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PANAMSAT HOLDING CORPORATION
(Registrant)

Date: January 25, 2006	By:	/s/ James W. Cuminale
	Name:	James W. Cuminale
	Title:	Executive Vice President, Corporate Development, General Counsel and Secretary